Exhibit 99.1

Unaudited Pro Forma Condensed Consolidated Financial Statements
The following unaudited pro forma condensed consolidated financial statements are based on the historical consolidated financial statements of Molina Healthcare, Inc. (the “Company”), as adjusted to give effect to the October 19, 2018, sale of its wholly owned subsidiary, Pathways Health and Community Support LLC (the "Pathways Sale") to Pyramid Health Holdings, LLC (the “Buyer”). The Pathways Sale was not a disposition that qualifies as a discontinued operation under Accounting Standards Codification No. 205, Presentation of Financial Statements.
The unaudited pro forma condensed consolidated statements of operations for the six months ended June 30, 2018, and the year ended December 31, 2017, give effect to the Pathways Sale as if it had occurred on January 1, 2017. The unaudited pro forma condensed consolidated balance sheet as of June 30, 2018, gives effect to the Pathways Sale as if it had occurred on June 30, 2018.
The unaudited pro forma condensed consolidated financial statements are for informational purposes only and are not necessarily indicative of what the Company's financial performance and financial position would have been had the Pathways Sale been completed on the dates assumed, nor is such unaudited pro forma condensed consolidated financial information necessarily indicative of the results to be expected in any future period.

MOLINA HEALTHCARE, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2018
(In millions, except per-share amounts)

	Historical	Adjustments to reflect Pathways Sale (a)	Pro Forma
Total revenue	$9,529	$(162)	$9,367
Operating expenses:
Medical care costs	7,572	—	7,572
Cost of service revenue	238	(151)	87
General and administrative expenses	687	(15)	672
Premium tax expenses	210	—	210
Health insurer fees	174	—	174
Depreciation and amortization	51	(1)	50
Restructuring and separation costs	33	—	33
Total operating expenses	8,965	(167)	8,798
Operating income	564	5	569
Other expenses, net	80	—	80
Income before income tax expense	484	5	489
Income tax expense	175	1	176
Net income	$309	$4	$313

Net income per share:
Basic	$5.10		$5.16
Diluted	$4.68		$4.73

Weighted average shares outstanding:
Basic	60.5		60.5
Diluted	66.0		66.0
__________________

(a)	Reflects the elimination of the results of operations of Pathways Health and Community Support LLC ("Pathways"), as if the sale had occurred on January 1, 2017.

MOLINA HEALTHCARE, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2017
(In millions, except per-share amounts)

	Historical	Adjustments to reflect Pathways Sale (a)	Pro Forma
Total revenue	$19,883	$(332)	$19,551
Operating expenses:
Medical care costs	17,073	—	17,073
Cost of service revenue	492	(318)	174
General and administrative expenses	1,594	(29)	1,565
Premium tax expenses	438	—	438
Depreciation and amortization	137	(5)	132
Impairment losses	470	(171)	299
Restructuring and separation costs	234	—	234
Total operating expenses	20,438	(523)	19,915
Operating loss	(555)	191	(364)
Other expenses, net	57	—	57
Loss before income tax benefit	(612)	191	(421)
Income tax benefit	(100)	29	(71)
Net loss	$(512)	$162	$(350)

Net loss per share:
Basic	$(9.07)		$(6.19)
Diluted	$(9.07)		$(6.19)

Weighted average shares outstanding:
Basic	56.4		56.4
Diluted	56.4		56.4
__________________

(a)	Reflects the elimination of the results of operations of Pathways, as if the sale had occurred on January 1, 2017.

MOLINA HEALTHCARE, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
AS OF JUNE 30, 2018
(In millions)

	Historical	Adjustments to reflect Pathways Sale (a)	Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$3,392	$(19)	$3,373
Investments	2,176	—	2,176
Restricted investments	80	—	80
Receivables	1,148	(40)	1,108
Income tax refundable (b)	—	30	30
Prepaid expenses and other current assets	344	(5)	339
Derivative asset	657	—	657
Assets held for sale	230	—	230
Total current assets	8,027	(34)	7,993
Property, equipment, and capitalized software, net	276	(9)	267
Goodwill and intangible assets, net	201	—	201
Restricted investments	117	—	117
Deferred income taxes	114	(18)	96
Other assets	28	(1)	27
	$8,763	$(62)	$8,701

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Medical claims and benefits payable	$1,920	$—	$1,920
Amounts due government agencies	1,746	—	1,746
Accounts payable and accrued liabilities	754	(20)	734
Deferred revenue	193	—	193
Current portion of long-term debt	484	—	484
Derivative liability	657	—	657
Liabilities held for sale	66	—	66
Total current liabilities	5,820	(20)	5,800
Long-term debt and other long-term liabilities	1,285	(1)	1,284
Total liabilities	7,105	(21)	7,084
Total stockholders’ equity	1,658	(41)	1,617
	$8,763	$(62)	$8,701
__________________

(a)
Reflects the elimination of the assets and liabilities of Pathways, Buyer's retention of approximately $19 million of the cash balance, payment of approximately $3 million of transaction fees, and recognition of a $41 million loss on sale, net of taxes, as if the sale had occurred on June 30, 2018. A tax rate of 22% is applied to the loss on sale.

(b)	The Company will record income taxes refundable for the tax benefits arising from the loss on its investment in Pathways.

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